Exhibit 99.1

USANA Health Sciences Announces Plans to Expand Operations into France and Belgium

SALT LAKE CITY--(BUSINESS WIRE)--August 25, 2011--USANA Health Sciences, Inc. (NYSE: USNA) today announced its plans to expand into France and Belgium in the first quarter of 2012. With the addition of these two markets, USANA will have operations in 18 markets worldwide.

According to the World Federation of Direct Selling Associations (WFDSA), France is the world’s 10th–largest direct selling market, with estimated sales of more than $2.4 billion annually. USANA’s Western European office headquarters will reside in France.

Dave Wentz, USANA’s Chief Executive Officer, said, "We are very excited about our decision to enter France and Belgium. We currently have a number of leaders and customers, particularly in our North America region, with existing ties to these markets. We expect this new expansion to support positive growth on both sides of the Atlantic."

About USANA

USANA develops and manufactures high-quality nutritional, personal care, and weight-management products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, and the United Kingdom. Additionally, USANA’s wholly-owned subsidiary, BabyCare, Ltd., operates a direct selling business in China. More information on USANA can be found at http://www.usanahealthsciences.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

CONTACT:
USANA Health Sciences, Inc.
Investors Contact:
Patrique Richards, 801-954-7961
Investor Relations
investor.relations (at) us.usana.com
or
Media Contact:
Dan Macuga, 801-954-7280
Vice President of Marketing & Public Relations
Dan.Macuga (at) us.usana.com